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                                                                   EXHIBIT 10.21

                            STAR GAS PARTNERS, L.P.

                           INCENTIVE UNITS AGREEMENT

                               (INCENTIVE UNITS)

          THIS AGREEMENT, made as of this _____ day of June, 2000 by STAR GAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), with _____________ (the "Grantee"):

                             W I T N E S S E T H:

          WHEREAS, the Partnership has adopted an Employee Unit Incentive Plan (the "Plan"). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement. Capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Plan; and

          WHEREAS, the Plan Administrator, which is charged with the administration of the Plan pursuant to Section 2 thereof, has determined that it would be to the advantage and interest of the Partnership to grant the Incentive Units provided for herein to the Grantee as an incentive for increased efforts during his service and as an inducement to remain in the service of the Partnership or one of its subsidiaries.

          NOW, THEREFORE:

          1.   Grant of Incentive Units.  The Partnership hereby grants (the
               ------------------------
"Grant") to the Grantee as of the date hereof (subject to the restrictions set forth herein) _____________ Senior
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Subordinated Units (the "Units") of limited partner interest of the Partnership, upon the following terms and conditions:


          (i) __________ Units [20% of the Grant] (the "Initial Units") shall vest immediately. Certificates representing these Units will be delivered promptly to the Grantee and shall be freely transferable subject to Section 5.

          (ii) The balance of the Grant (the "Contingent Units") shall vest in four (non-cumulative) installments of ______ Units each if the Partnership earns a minimum (each, a "Target") of the following amount of distributable cash flow ("DCF") per limited partner unit ("LP Unit") in the following fiscal years:

                 Fiscal Year              Target DCF Per LP Unit
                 -----------              -----------------------
                 2001                              $2.19
                 2002                               2.29
                 2003                               2.39
                 2004                               2.49

          (iii) Certificates for the Contingent Units will be delivered promptly upon vesting and will be freely transferable subject to Section 6. Installments that do not vest shall be forfeited;

          (iv) For purposes of this Agreement, the term Distributable Cash Flow shall mean the numbers publicly announced by the General Partner as the Partnership's distributable cash flow or if such distributable cash flow is not publicly announced, then the distributable cash flow of the Partnership as

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                 determined by its Chief Financial Officer, in either case, adjusted to eliminate the impact of acquisitions made in the year being calculated.

          2.     Contingent Unit Distributions. Distributions on each Contingent
                 -----------------------------
Unit shall accrue and be payable on the date the Contingent Unit vests as follows:

          (i) The amount of such distributions per Unit (hereinafter referred to as the "DCF Bonus") shall be equal to the sum of:

                 (A) (1) The amount by which the DCF of the Partnership exceeds an amount sufficient to permit the Partnership to pay the Minimum Quarterly Distribution of $2.30 per share on all Common Units and the Target DCF per LP Unit on all other Units outstanding divided by (2) the total number of Contingent Units outstanding. Notwithstanding the foregoing, such accrual shall not exceed an amount equal to the Target DCF per LP Unit. plus
                                                     ----

                 (B) Should the Partnership determine to make distributions in excess (the "Excess Distributions") of the amount paid on the outstanding Units plus the amount accrued for the DCF Bonuses, the Contingent Units shall be treated as Senior Subordinated Units in determining the amount of Excess Distributions to be distributed and accrued per Unit. The amount of Excess Distributions per Contingent Unit so accrued will be included in the DCF Bonus.

          (ii) The DCF Bonus shall be forfeited with respect to any Contingent Units that do not vest.

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          3.   Termination.  In the event the Grantee ceases to be, for any
               -----------
reason, an Employee (such event a "Termination") all Contingent Units shall be forfeited by the Grantee.

          4.   Status of Contingent Units. The Partnership shall deliver the
               --------------------------
unit certificate(s) to the Grantee for Contingent Units promptly following the receipt of written certification from the Plan Administrator that such Contingent Units are vested. The Grantee shall have no right to receive distributions with respect to, to vote, or to otherwise exercise any ownership rights with respect to such Contingent Units until they are vested.

          5.   Securities Regulation.
               ---------------------

               (a) Units shall not be issued unless the issuance and delivery of such Units shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or quotation system upon which the Units may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Partnership with respect to such compliance, including the availability of an exemption from registration for the issuance of such Units. The inability of the Partnership to obtain from any regulatory body the authority deemed by the Partnership to be necessary for the lawful issuance of any Units under this Plan, or the unavailability of an exemption from registration for the issuance of any Units under this Plan, shall relieve the Partnership of any liability with respect to the non-issuance of such Units.

               (b) The issuance, transfer or delivery of certificates representing Units may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding

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provisions of the Internal Revenue Code of 1986, as amended (or any successor thereto) have been met.

          6.   Rights as Unitholder.  Except to the extent set forth above,
               --------------------
Grantee shall have no rights as a unitholder with respect to any Contingent Units until the issuance (as evidenced by the appropriate entry on the books of the Partnership or a duly authorized transfer agent) of a certificate representing the Units. No adjustment shall be made for distributions or other rights for which the record date is prior to the date the certificate is issued.

          7.   Invalid Transfers.  In the event of any attempt by the Grantee to
               -----------------
transfer, assign, pledge, hypothecate or otherwise dispose of any Contingent Units or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Partnership may terminate this Grant by notice to the Grantee and it shall thereupon become null and void.

          8.   Notices.  Any notice to the Partnership provided for in this
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Agreement shall be addressed to the Partnership in care of its Chief Financial
Officer, 2187 Atlantic Street, Stamford, Connecticut 06902 and any notice to the Grantee shall be addressed to him at his address now on file with the Partnership, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

          9.   Controversies.  In the event that any question or controversy
               -------------
shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Grant, the determination by the Plan Administrator (as constituted at the time of such determination) of the

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rights of the Grantee shall be conclusive, final and binding upon the Grantee and upon any other person who shall assert any right pursuant to this Grant.

                              STAR GAS PARTNERS, L.P.
                              By:  Star Gas LLC
                                 (General Partner)


                              By:__________________________________________
                              Name:  Irik P. Sevin
                              Title: Chairman and Chief Executive Officer

ACCEPTED AND AGREED

________________________
Grantee

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